Exhibit 10.2

EXCLUSIVE INTERNATIONAL DISTRIBUTION AGREEMENT

This EXCLUSIVE INTERNATIONAL DISTRIBUTION AGREEMENT (“Agreement”) is made as of _____________, 2008, between and among The Hong Kong Winalite Group Limited, a Hong Kong company (“Winalite”); and the following (the “Distributor”):

Name of company:   __________________________________________________

Country and location of legal organization: ________________________________

Distributor’s initials: __________                 Winalite’s initials: __________

Each of the foregoing is referred to as a “Party” and together as the “Parties”. Capitalized terms not otherwise defined have the meanings assigned to them in Exhibit A to this Agreement.

RECITALS

A.

Winalite has the right to distribute certain personal health and hygiene products identified on Exhibit B (the “Products”) in certain countries around the world, including in the territory identified on Exhibit C (the “Territory”).

B.

Winalite has been organized to centralize and coordinate the marketing, sale and distribution of branded products, including those previously manufactured and/or distributed by third parties using the name “Winalite;” accordingly, the ownership and rights to that name and brand are also being consolidated within Winalite.

C.

Distributor desires to be appointed, and Winalite desires to appoint Distributor, as Winalite’s exclusive sub-distributor for the Products in the Territory, with authority to market and re-sell those Products by direct marketing (except within the People’s Republic of China) and/or other means within the Territory, on the terms and conditions set forth in this Agreement.

D.

The Parties will enter into a License Agreement and a Consulting and Management Services Agreement in connection with the distribution of the Products in the Territory.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

AGREEMENT

1.

Appointment, Territory and Products.

(a)

Appointment. Winalite appoints Distributor as its exclusive sub-distributor of the Products within the Territory during the Term of this Agreement, and Distributor accepts such appointment.

(b)

Territory.   Distributor may only market, advertise, sell, distribute or otherwise transfer the Products to third parties located within the Territory and will not directly or indirectly market, advertise, sell or distribute the Products to any Person located outside the Territory including selling or distributing the Products to any Person for ultimate resale to Persons outside the Territory.

(c)

Products.   Winalite may from time to time (i) revise Exhibit B to delete obsolete products or to add products that Winalite deems appropriate for sale and distribution by Distributor within the Territory, and/or (ii) make changes, modifications, enhancements or alterations to the Products, which will then replace the prior Products for purposes of this Agreement. Winalite will not be liable for any loss or damages incurred by the Distributor arising out of any changes, modifications, enhancements or alternations to the Products.

2.

Winalite Brand.   Distributor hereby transfers to Winalite all right, title and interest it may have in and to the word “Winalite,” including without limitation any trademark, trade name, or copyright to that word and any representation or design incorporating that word (collectively, the “Winalite Brand”).

3.

Responsibilities of Distributor.   Throughout the Term of this Agreement, at its expense, Distributor will (i) use its best efforts to promote the sale of the Products within the Territory, to increase the volume of such sales, and to develop and increase the market for the Products; (ii) establish and maintain markets and organizations for the marketing, sale and distribution of the Products within the Territory; (iii) conduct Product knowledge and sales training for its personnel and those of the Downline Distributors as necessary or appropriate to carry out its obligations under this Agreement; (iv) maintain facilities and personnel adequate to discharge its responsibilities under this Agreement; (v) maintain reasonable inventory of Product for the prompt filling of orders from customer and Downline Distributors; (vi) maintain good relationships with customers and Downline Distributors; (vii) conduct advertising and marketing of the Products, in periodicals and other appropriate venues and media, to the extent reasonably necessary to discharge its responsibilities under this Agreement; (iv) prepare and maintain adequate sales and other promotional literature concerning the Products and distribute such materials to customers and potential customers in the Territory; (viii) attend and participate in trade shows and exhibits held within the Territory to the extent reasonably necessary to promote the sales of the Products in the Territory; (ix) at such intervals as Winalite will designate, furnish to Winalite any and all reports reasonably requested by it relating to all sales, orders booked, inquiries received and other activities of Distributor under this Agreement and all Downline Distributors; and (x) perform any and all other acts reasonably necessary or desirable to fulfill its obligations under this Agreement.

4.

Responsibilities of Winalite. Winalite will take all reasonable steps to timely supply the Products to Distributor. From time to time, at its discretion, Winalite may provide marketing and sales support, customer services support, advertising, training, and other services to Distributor pursuant to one or more separate agreements between the Parties.

5.

Right to Appoint Sub-Distributors.   Distributor may appoint one or more sub-distributors of the Product within the Territory, but may under no circumstances grant or purport to grant to any other Person more rights than granted to Distributor by Winalite in this Agreement. Any sub-distributors appointed by Distributor, together with any further sub-distributors of the Products, are referred to collectively as the “Downline Distributors.” Distributor will promptly inform Winalite of the appointment and identity of all Downline Distributors and, at least semi-annually, of the activities of the Downline Distributors. Distributor will use its best efforts to ensure the compliance by all Downline Distributors with all obligations imposed on them by their appointment, including without limitation their obligation to maintain the confidentiality of all Winalite Confidential Information. Distributor will be liable for and indemnify Winalite against any and all claims, actions, liabilities, losses, damages and expenses (including legal expenses) incurred by Winalite which arise out of or in connection with, directly or indirectly, Distributor's performance under this Agreement, including without limitation any losses or expenses arising out of any third party demand, claim or action (including any claim alleging infringement of third party rights) or any misrepresentation, negligence, fraud, willful misconduct or breach of statutory duty of or by Distributor, or its Downline Distributors, employees, agents or contractors.

6.

Purchase, Marking and Labeling of Products, etc.

(a)

Purchase Orders, Payment Terms, and Delivery.   Distributor will place orders for Products in a form and manner prescribed by Winalite, and Distributor’s purchase of the Products will be on terms and conditions specified by Winalite or then generally in use by Winalite for like sales of Product. All purchases will be FOB Hong Kong, or such other location as the Parties may from time to time designate, and legal title to the Products sold hereunder, and all risk of loss, will pass from Winalite to Distributor, when the Products are delivered to a common carrier at that location. All payments will be made in the currency specified by Winalite from time to time, and all remittances will be made in such currency to Winalite at the address listed below or such other place as Winalite may designate. Distributor will pay all sums payable by it to Winalite under this Agreement free and clear of all deductions or withholdings on account of tax or otherwise unless the law requires a deduction or withholding to be made.  If a deduction or withholding is so required the Distributor will pay such additional amount as will ensure that the net amount Winalite receives equals the full amount which it would have received had the deduction or withholding not been required.

(b)

Price and Price Changes.   Distributor’s purchase price from Winalite for any Product will be the price for such Product set from time to time by Winalite on an arm’s length basis. Distributor will purchase and sell the Products for its own account.

(c)

Marking and Labeling.   Distributor will inform Winalite at least ninety (90) days before placement of any order for Products if the Products must be marked or labeled (together with the details of the marking or label) in any way to comply with import or other laws applicable to the import or sale of the Products within the Territory. Winalite has no independent obligation to determine what marking or labeling may be required by applicable laws and regulations of the Territory. Winalite may in its discretion include the cost of any such marking or labeling in the price for the Products charged to Distributors.

(d)

Governmental Approvals.   Distributor is responsible for obtaining any and all approvals necessary for the import and sale of the Products in the Territory.

(e)

Advertising and Promotional Materials.   Distributor will obtain the prior consent of Winalite for any and all promotional or marketing materials, literature, logo products, or any other items bearing the name, trademark or other words or marks which Winalite owns, has the rights to, or which identify Winalite or any of its brands.

7.

Warranties.

(a)

Winalite Warranties.   All Products sold to Distributor will be subject to the standard warranty issued by Winalite for such Products. Distributor will not grant any warranties to its customers in excess of the warranties granted by Winalite to Distributor.

(b)

Disclaimer of warranties.   SUBJECT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND IN THE STANDARD WARRANTY PROVIDED BY WINALITE FOR THE PRODUCTS, ALL WARRANTIES, CONDITIONS OR OTHER TERMS IMPLIED BY STATUTE, COMMON LAW OR OTHERWISE IN RELATION TO THE PRODUCTS (APART FROM TERMS IMPLIED AS TO TITLE UNDER THE SALE OF GOODS ORDINANCE) ARE EXCLUDED TO THE FULLEST EXTENT PERMITTED BY LAW.

(c)

Distributor’s Warranties to Purchasers.  Distributor hereby covenants and agrees to indemnify and hold Winalite harmless for any loss, damage or injury, including attorneys’ fees (on a full indemnity basis) and costs, arising out of any express or implied warranties given by it with regard to any of the Products except to the extent Winalite has extended its own warranty to Distributor with regard to such Products.

8.

Representations and Warranties.   Each Party represents and warrants to the other, as to itself and not as to the other, as follows:

(a)

It is a company duly organized under the laws of the country identified in its address on the signature page of this Agreement and has all requisite corporate power and authority to enter into, deliver and perform its obligations under this Agreement. When duly executed and delivered by it, this Agreement will constitute an obligation which is valid, binding on and enforceable against it.

(b)

All corporate action necessary to execute, deliver and perform its obligations under this Agreement has been duly taken.

(c)

It has all necessary business and other governmental licenses, permits and authorizations to permit it to perform its obligations under this Agreement.

(d)

In the case of a Distributor located and/or doing business other than within the People’s Republic of China, it has all necessary business and other governmental licenses, permits and authorizations to permit it to market, sell, and distribute the Products in the Territory, directly or indirectly, whether by direct marketing to consumers or through other distribution channels.

(e)

In the case of a Distributor located and/or doing business within the People’s Republic of China, it has all necessary business and other governmental licenses, permits and authorizations to permit it to market, sell, and distribute the Products in the Territory, directly or indirectly, through other distribution channels not including direct marketing to consumers, and it does not and will not engage in direct marketing of the Products to consumers unless it first obtains all necessary licenses, permits and authorizations therefor and the prior written consent of Winalite.

9.

Confidential Information.  Notwithstanding any other provision of this Agreement, Distributor agrees to maintain in confidence, and not to disclose to any third Party, either during the Term of this Agreement or during a period of five (5) years after the termination of this Agreement, any and all Confidential Information furnished by Winalite to Distributor. “Confidential Information” will mean and any information of any nature except for information (i) which at the time of disclosure is, or subsequently becomes, part of the public domain through no fault of Distributor, (ii) which at the time of disclosure, is already known to Distributor and Distributor can prove such prior knowledge, or (iii) which is subsequently disclosed on a non-confidential basis to Distributor by a third Party whose receipt and disclosure does not constitute a violation of any confidentiality obligation to Winalite. Confidential Information may include, but will not be limited to, processes, compilations of information, records, specifications, cost and pricing information, customer lists, catalogs, booklets, technical advertising and selling data, samples, and the fact of Winalite’s intent to manufacture or market any new product, and except for information which is public or general industry knowledge, all information furnished by Winalite to Distributor will be considered to be Confidential Information, whether or not specifically so designated. Distributor will take all reasonable steps to protect the Confidential Information from unauthorized disclosure, including, but not limited to, informing its employees in writing of the confidential nature of the information and binding those employees to maintain the confidentiality of the information to the same extent as provided herein. Distributor further agrees not to use any Confidential Information in any way, directly or indirectly, except as required in the course of the performance of the terms of this Agreement and approved in writing and in advance by Winalite.

10.

Compliance with Laws.  Each Party will at all times and at its own expense (a) strictly comply with all applicable laws, rules, regulations and governmental orders, now or hereafter in effect, relating to its performance of this Agreement, (b) pay all fees and other charges required by such laws, rules, regulations and orders, and (c) maintain in full force and effect all licenses, permits, authorizations, registrations and qualifications from all applicable governmental departments and agencies to the extent necessary to perform its obligations hereunder. Further, the Parties will strictly adhere to all US laws prohibiting kickbacks in commercial transactions and the U.S. Foreign Corrupt Practices Act, as amended from time to time, which prohibits any payment to a government official or employee of a state-owned enterprise, pursuant to the terms of that Act.

11.

Term and Termination.

(a)

Term and Expiration. The term of this Agreement is five years, commencing on the date first set forth above. The period during which this Agreement is in effect, whether during its first term or that of any renewal, will be referred to as the “Term.” Upon the expiration of the Term, at Winalite’s sole discretion, this Agreement may be renewed for an additional period of one year, and will be considered so renewed unless Winalite indicates in writing its desire to the contrary more than thirty (30) days before the end of the Term.

(b)

Termination. This Agreement may be terminated at any time by the mutual written consent of the Parties evidenced by an agreement in writing signed by all Parties, and either Party may terminate this Agreement prior to its expiration or automatic termination on sixty (60) days’ written notice to the other Party.  Either Party may terminate this Agreement immediately (i) in the event a material breach of any term of this Agreement by the other Party continues uncured for a period of thirty (30) days after notice thereof is given in writing by the non-breaching Party to the breaching Party; (ii) upon a breach by the Distributor of the provisions of Section 9  (Confidential Information) or Section 10 (Compliance with Laws) hereof; (iii) upon the other’s insolvency; or (iv) upon the other’s filing of a voluntary or involuntary petition in bankruptcy, assignment for the benefit of creditors, or any comparable event or proceeding under the laws of the jurisdiction in which the other is located.

(c)

Consequences of Termination.   Upon termination of this Agreement, Distributor immediately will cease using the Winalite Brand, cease all activities pursuant to this Agreement, and, at Winalite’s option, return or destroy items showing the Winalite Brand having tangible form in its possession, custody, or control. All amounts due or payable from Distributor to Winalite as of the effective date of any termination of this Agreement will continue to be due and payable despite such termination. Expiry or termination of this Agreement in accordance with its terms will not give either party the right to claim any damages or compensation, indemnity or reimbursement whatsoever from the other by reason of such expiry or termination (including, but not limited to, any claims in respect of present or prospective loss of profits or distribution rights, or any similar loss or for expenditures, investments, commitments or otherwise), but  such expiry or termination will be without prejudice to any rights or remedies available to, or any obligations or liabilities accrued to, either party at the effective date of termination.

(d)

Survival.   In the event of termination of this Agreement for any reason whatsoever, Section 7 (Warranties), Section 9 (Confidential Information), and Section 11(c)  (Consequences of Termination) hereof will survive for as long as necessary to effectuate their purposes and will bind the Parties and their representatives, successors and assigns.

12.

Dispute Resolution.

(a)

Friendly Negotiations.   The parties will attempt in the first instance to resolve all disputes arising out of or relating to this Agreement (“Disputes”) through friendly consultations.

(b)

Commencement of Arbitration.   If no mutually acceptable settlement of the Dispute is made within sixty (60) days from the commencement of the settlement negotiation or if any Party refuses to engage in any settlement negotiation, any Party may submit the Dispute for arbitration.

(c)

Arbitration.   If a Dispute is not resolved by consultations within sixty (60) days after one Party has served written notice on the other Party for the commencement of such consultations, then such Dispute will be finally settled and determined by arbitration in Hong Kong under the Arbitration Rules of the United Nations Commission on International Trade Law by arbitrators appointed in accordance with such Rules. The arbitration and appointing authority will be the Hong Kong International Arbitration Centre (“HKIAC”). The arbitration will be conducted by a panel of three arbitrators, one chosen by Winalite, one chosen by Distributor, and the third by agreement of the Parties; failing agreement within thirty (30) days of commencement of the arbitration proceeding, the HKIAC will appoint the third arbitrator. The proceedings will be confidential and conducted in English. The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the parties. The arbitral tribunal will determine how the parties will bear the costs of the arbitration. Notwithstanding the foregoing, each Party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other Party in any court or other tribunal of competent jurisdiction. During the pendency of any arbitration or other proceeding relating to a Dispute between the parties, the parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement, except with regard to the matters under dispute.

13.

Miscellaneous.

(a)

Independent Contractor.  The Parties specifically acknowledge and agree that Distributor is an independent contractor, and that this Agreement does not establish either party as an agent, partner, joint venturer, employee, servant, or legal representative of the other for any purpose whatsoever, and neither has the right to bind the other in any way.

(b)

Further Assurances.   Each Party will execute and/or cause to be delivered to each other Party such instruments and other documents, and will take such other actions, as such other Party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

(c)

Fees and Expenses.   Each Party will bear its own fees and expenses incurred in connection with the negotiation, execution and performance of its obligations under this Agreement and any other agreements relating hereto.

(d)

Payment of Applicable Taxes. Distributor will bear the cost of, and will pay, all local taxes, stamp taxes, government charges, registration fees, or any other sums required to be paid in connection with this Agreement, the purchase and sale of Products, its performance under this Agreement, or any right to use any Intellectual Property granted hereunder.

(e)

Notices.   Any notice or other communication required or permitted to be delivered to any Party will be in writing and will be deemed properly delivered, given and received upon dispatch by hand, registered mail, courier or express delivery service with receipt confirmed by signature of the addressee, to the address set forth beneath the name of such Party below (or to such other address as such Party may specify in a written notice given to the other Parties):

If to Winalite:	The Hong Kong Winalite Group Ltd. 606, 6/F, Ginza Plaza, Mongkok, Kowloon, Hong Kong, S.A.R. Attn: CEO or President Fax: 86-20-22268318

With Copies to:	Thelen Reid Brown Raysman & Steiner LLP 101 Second Street, Suite 1800 San Francisco, CA 94105 Attn: Thomas M. Shoesmith Fax: +1 415 371 1200

If to Distributor:	[Name] [Address] Attn: Fax:

With Copies to:	Thelen Reid Brown Raysman & Steiner LLP 101 Second Street, Suite 1800 San Francisco, CA 94105 Attn: Thomas M. Shoesmith Fax: +1 415 371 1200

(f)

Publicity.   No press release, publicity, disclosure or notice to any Person concerning any of the transactions contemplated by this Agreement will be issued, given, made or otherwise disseminated by Distributor or any Downline Distributors at any time without the prior written approval of Winalite.

(g)

Headings, Gender and Usage.   The headings contained in this Agreement are for convenience of reference only, and will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement. For purposes of this Agreement: (i) the words “include” and “including” will be taken to include the words, “without limitation;” and (ii) whenever the context requires, the singular number will include the plural, and vice versa; and each of the masculine, feminine and neuter genders will refer to the others.

(h)

Governing Law and Language.   This Agreement, including all matters of construction, validity and performance, will in all respects be governed by, and construed in accordance with, the laws of Hong Kong, S.A.R. (without giving effect to principles relating to conflict of laws).  This Agreement is written in English and the English language will govern any interpretation of this Agreement.

(i)

Successors and Assigns; Parties in Interest.  Except as otherwise expressly provided herein, the provisions of this Agreement will inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties.

(j)

Assignments, Successors, and No Third-Party Rights.   Distributor may not assign any of its rights or delegate any of its obligations under this Agreement without the written consent of Winalite. Without the prior written consent of Distributor, Winalite may only assign its rights or delegate its obligations under this Agreement to an affiliate controlled by, or under common control with, Winalite. No Person not a Party to this Agreement or a permitted assignee has any rights under this Agreement.

(k)

Amendments.  This Agreement may not be amended, modified, altered or supplemented other than in a writing duly executed and delivered on behalf of all Parties.

(l)

Interpretation.  Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Agreement.

(m)

Severability.   In case any provision of the Agreement will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

(n)

Waiver.   No failure or delay by any Party to exercise any right, power or remedy under this Agreement will operate as a waiver of any such right, power or remedy.

(o)

Entire Agreement.   The Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, among or between any of the Parties relating to the subject matter hereof.

(p)

Counterparts. This Agreement may be executed in any number of counterparts. When each Party has signed and delivered to all other Parties at least one such counterpart, each of the counterparts will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Exclusive International Distribution Agreement as of the date first above written.

“Winalite”

The Hong Kong Winalite Group, Ltd.

By:    _____________________________

Print name and title:

__________________________________

__________________________________

__________________________________

Address:

606, 6/F, Ginza Plaza, Mongkok, Kowloon,

Hong Kong, S.A.R.

“Distributor”

______________________________________

By:    _________________________________

Its:    __________________________________

Print name and title:

______________________________

______________________________

______________________________

Address:

______________________________

______________________________

______________________________

EXHIBIT A

Definitions

As used in this Exclusive International Distribution Agreement, the following capitalized terms have the meanings assigned to them in this Exhibit A:

“Confidential Information”	is defined in Section 9.
“Disputes”	is defined in Section 12(a).
“Distributor”	is defined in the first paragraph of this Agreement.
“Downline Distributors”	is defined in Section 5.
“HKIAC”	is defined in Section 12.
“Party” and “Parties”	are defined in the first paragraph of this Agreement.
“Person”	means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Products”	is defined in Recital A.
“Term”	is defined in Section 11.
“Territory”	is defined in Recital B.
“Winalite”	is defined in the first paragraph of this Agreement.
“Winalite Brand”	is defined in Section 2.

EXHIBIT B

Products

EXHIBIT C

Territory